Exhibit 99.1

RenX Enterprises Corp. Reports Second Quarter 2026 Results: Record Quarterly Revenue of $4.26 Million, Logistics Segment Profitable for Second Consecutive Quarter

Microtec UTM 1200 Turbo Mill in Transit to Myakka City for Second-Half 2026 Commissioning; Land Clearing Division Launched with First Purchase Order; Two Primary Operating Segments Delivering Sequential Revenue Growth

MIAMI, August 13, 2026 (GLOBE NEWSWIRE) -- RenX Enterprises Corp. (NASDAQ: RENX) announced financial results for the three and six months ended June 30, 2026.

The second quarter included three significant achievements: (i) record revenue, with the Company’s two primary operating segments delivering sequential revenue growth, (ii) a second consecutive profitable quarter at the Logistics segment, and (iii) decisive progress on the Microtec UTM 1200 Turbo Mill, the initiative management believes will be the most significant driver of the Company’s business through 2027 and beyond. The mill, the centerpiece of the Company’s engineered substrate strategy, shipped from Germany and is now in transit to the Myakka City facility, where foundations, utility infrastructure, and supporting fabrication have been advancing throughout the summer. The Company also recapitalized certain of its legacy debt, as detailed below.

“The second quarter gave us certain of the proof points we were building toward: record revenue, our two primary segments growing, and a second consecutive profitable quarter at the Logistics segment,” said David Villarreal, Chief Executive Officer of RenX Enterprises. “With the Microtec mill on the water and site preparation well advanced, the second half of 2026 will be about execution: landing the mill, commissioning it, and converting the throughput of our Myakka City platform into engineered substrate at meaningfully higher margins. The launch of our land clearing division shows how we intend to grow, with services that pay us on both sides of the transaction and feed the platform at the same time.”

Second Quarter 2026 Financial Highlights

●	Record consolidated revenue of $4.26 million, up approximately 7.5% quarter-over-quarter from $3.96 million and the highest quarterly revenue in the Company’s history, with gross profit of $1.36 million at a 31.9% gross margin. First-half 2026 revenue reached $8.21 million at a 32.7% gross margin.

●	Logistics segment operating income nearly tripled to $258 thousand, with 6.5% sequential revenue growth, producing the segment’s second consecutive quarter of positive operating income and net income. Segment Adjusted EBITDA, a non-GAAP measure reconciled below, grew approximately 45% quarter-over-quarter to $523 thousand.

●	Compost Sales segment revenue grew approximately 10.6% quarter-over-quarter to $1.05 million at a gross margin above 60%. The segment, which the Company operates as its Compost Sales business, was led by sales of compost, engineered soils, and mulch moving through the summer demand cycle and by the land-clearing service line introduced earlier this year.

●	Net loss narrowed to $8.0 million from $9.3 million in the first quarter, with the second quarter loss including approximately $3.8 million of non-cash items, principally the one-time loss on the exchange of a legacy debt obligation into preferred equity and warrants, and non-cash amortization of debt discounts and issuance costs recorded within interest expense. Consolidated EBITDA, a non-GAAP measure reconciled below, improved to $(4.4) million from $(7.2) million in the first quarter.

●	Cash increased to $2.16 million at June 30, 2026, from approximately $54 thousand at December 31, 2025, and stockholders’ equity rose to $7.0 million from $4.4 million.

Microtec Program Update

The Microtec UTM 1200 Turbo Mill program moved from the planning stage into physical execution during and after the quarter. As announced on June 25, 2026, the Company booked ocean freight for the mill while site crews began clearing and grading the installation area at Myakka City. Through the summer, the Company established the compacted sub-base and reinforced concrete foundations for the equipment, funded the utility transformer installation, and continued fabrication of supporting system components with its equipment partners. On August 11, 2026, the Company announced that the mill had departed Germany and is on the water, with live vessel tracking made available to shareholders, and with U.S. arrival expected in the third quarter of 2026.

Commissioning remains on track for the second half of 2026. The UTM 1200 is a high-efficiency milling and processing technology designed to enhance the throughput and output quality of the Company’s existing organics processing operations, including the production of engineered soils and mulch products, with Phase 1 deployment targeted for the second half of 2026, which is expected to meaningfully expand processing capacity at Myakka City. Management believes the mill is the Company’s most significant margin catalyst, unlocking production of locally manufactured engineered substrate at gross margins meaningfully above the Company’s current blended margin. Once the installation is complete, the mill will operate at the center of an integrated campus that combines organics processing, advanced milling, blending, and in-house logistics on a single permitted 80+ acre site. Management believes this combination will make Myakka City one of the few facilities in the United States capable of taking raw organic material through to precision-milled, specification-grade growing media in one location, replacing mined and imported inputs with locally produced substrate. There can be no assurance that the UTM 1200 system will be deployed on the anticipated timeline or that it will perform as expected upon installation. As previously announced, the Company will continue to work with its advisor, Robert Jacobson, on discussions with prospective bulk purchasers of the engineered substrate as commissioning advances.

Land Clearing Division Launch and First Purchase Order

Subsequent to quarter end, on July 28, 2026, the Company launched its land clearing division and secured its first purchase order from Frederick Derr & Company, a Sarasota area site development contractor, covering clearing and grubbing services for a residential community development in the Lakewood Ranch area of Manatee County, a short haul from the Company’s Myakka City facility. The division earns service fees for the clearing work, and the material the Company hauls off site is delivered into the Myakka City platform as low-cost processing feedstock rather than into a landfill, with the volume of recovered material varying by project and customer requirements. The land-clearing service line contributed revenue in both the first and second quarters ahead of the division’s formal launch, and work under the new purchase order is expected to commence in the third quarter of 2026.

Recapitalization of Certain Legacy Debt

During the quarter, the Company recapitalized a legacy $7.2 million debt obligation by exchanging the obligation for shares of Series C Convertible Preferred Stock and warrants in a non-cash transaction. In addition, the Company’s derivative liability was effectively eliminated, and substantially all outstanding shares of Series B Convertible Preferred Stock were converted into common stock during the first quarter of 2026, with a de minimis number of shares remaining outstanding.

Looking Forward

The Company’s priorities for the second half of 2026 build directly on the second quarter’s progress. For the Logistics segment, the focus is extending the profitability streak by growing utilization and margin on contracted activity, including the service agreement renewals extending through 2028 that were announced with the Company’s first quarter results. For the Compost Sales segment, the focus is scaling sales of materials while ramping the land clearing division, and over time internalizing a greater share of the segment’s transportation spend through the Company’s own Logistics fleet. Above all, the focus is receiving, installing, and commissioning the Microtec UTM 1200 Turbo Mill, which management believes will allow the Company to begin producing and selling locally produced engineered substrate and meaningfully expand the segment’s product mix.

The third quarter will center around the arrival and installation of the Microtec mill, with the revenue contribution from engineered substrate expected to follow commissioning. The land clearing division, whose activity follows construction schedules rather than planting seasons, is expected to moderate the seasonality of the segment’s sales of materials over time. The Company also continues to advance the monetization of its legacy real estate assets to support the operating platform.

Segment-Level EBITDA and Adjusted EBITDA Reconciliation (Non-GAAP)

The following table presents EBITDA and Adjusted EBITDA for each of the Company’s Compost Sales and Logistics segments for the three months ended June 30, 2026 and March 31, 2026, in each case reconciled to net income (loss) of the applicable segment. EBITDA and Adjusted EBITDA for each of the Company’s Compost Sales and Logistics segments are non-GAAP measures. Totals may not foot due to rounding.

	Compost Sales		Logistics
Description ($000s)	Q2 2026	Q1 2026	Q2 2026	Q1 2026
Net income (loss)	$(1,356)	$(1,070)	$36	$36
Add: Interest expense	$441	$455	$222	$59
Add: Depreciation	$290	$289	$265	$264
Add: Amortization	$0	$0	$0	$0
Segment EBITDA	$(625)	$(325)	$523	$360
Add: Loss on sale of equipment	$0	$80	$0	$0
Add: Non-cash inventory valuation adjustment	$157	$0	$0	$0
Segment Adjusted EBITDA	$(468)	$(245)	$523	$360

The Logistics segment generated net income of $36 thousand, its second consecutive profitable quarter on a GAAP basis, and segment Adjusted EBITDA of $523 thousand grew approximately 45% from $360 thousand in the first quarter, reflecting higher utilization on contracted hauling activity. The Compost Sales segment recorded a net loss of $1.36 million, which includes a $157 thousand non-cash inventory valuation adjustment recorded in June 2026. Segment Adjusted EBITDA also reflects continued investment in operating capacity ahead of Microtec commissioning and an expanded use of third-party subcontracted transportation to support the segment’s volume growth, a cost category the Company expects to reduce over time by internalizing hauling through its Logistics segment. Segment figures are presented after intercompany eliminations, consistent with the segment disclosures in the Company’s Quarterly Report on Form 10-Q.

Consolidated Adjusted EBITDA Reconciliation (Non-GAAP)

The following table reconciles consolidated net loss to consolidated Adjusted EBITDA for the three months ended June 30, 2026 and March 31, 2026. Adjusted EBITDA is a non-GAAP measure. Net loss is the most directly comparable GAAP measure. The complete condensed consolidated financial statements are included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026. Totals may not foot due to rounding.

Description ($000s)	Q2 2026	Q1 2026
Net loss	$(8,019)	$(9,329)
Add: Interest expense	$2,809	$1,332
Add: Depreciation	$555	$554
Add: Amortization	$251	$251
EBITDA	$(4,403)	$(7,193)
Add: Change in fair value of derivative liability and loss on settlement of derivative liability	$0	$5,150
Add: Loss on exchange of legacy debt obligation into Series C Convertible Preferred Stock and warrants (non-cash)	$2,215	$0
Add: Loss on sale of equipment	$0	$80
Add: Issuance of stock for services	$59	$120
Add: One-time expenses	$200	$258
Add: Non-cash inventory valuation adjustment	$157	$0
Adjusted EBITDA	$(1,773)	$(1,585)

Non-GAAP Financial Measures

This earnings release includes certain financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures are performance measures that are not defined under GAAP and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP measures. They may also not be comparable to similarly titled measures reported by other companies. Management believes that presenting these non-GAAP financial measures provides useful supplemental information that facilitates comparison of the Company’s operating results and trends and offers transparency into how management evaluates the business. Management uses these measures in making financial, operating, and planning decisions and in evaluating the Company’s performance. Excluding items that management does not consider reflective of ongoing operating results improves the comparability of year-over-year results and helps investors better understand the Company’s underlying performance. These adjustments may include items such as stock-based compensation, acquisition expenses, non-recurring expenses and other items that management believes are not related to the Company’s ongoing performance. The adjustments reflected above are presented on a pre-tax basis and are not presented net of tax; the Company recorded no income tax expense in the periods presented, and accordingly the adjustments have no associated income tax effect.

About RenX Enterprises Corp.

RenX Enterprises Corp. is a technology-driven environmental processing and sustainable materials company focused on producing value-added compost, engineered soils, and specialty growing media for agricultural, commercial, and consumer end markets. The Company’s platform is designed to be differentiated by its use of advanced milling and material-processing technology, including a planned deployment of a licensed Microtec system, to precisely size, refine, and condition organic inputs into consistent, high-performance soil substrates. This technology-enabled approach allows RenX to move beyond traditional waste-to-value operations and manufacture engineered growing media with repeatable quality and defined specifications.

RenX’s core operations are anchored by a permitted 80+ acre organics processing facility in Myakka City, Florida. At this facility, the Company integrates organics processing, advanced milling, blending, and in-house logistics to support the localized production of proprietary soil substrates and potting media. The Company believes that by optimizing products for regional feedstocks and customer requirements, it can shorten supply chains, enhance quality control, and improve unit economics while serving higher-value end markets. The Company also owns a portfolio of legacy real estate assets, which it intends to monetize to fund its core technology-driven environmental processing platform.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed forward-looking, including statements regarding the Microtec UTM 1200 Turbo Mill arriving in the United States in the third quarter of 2026 and commissioning remaining on track for the second half of 2026; management’s belief that the Company’s Microtec UTM 1200 Turbo Mill initiative will be the most significant driver of the Company’s business through 2027 and beyond; the mill being the Company’s most significant margin catalyst and unlocking production of locally manufactured engineered substrate at gross margins meaningfully above the Company’s current blended margin; Phase 1 deployment meaningfully expanding processing capacity at Myakka City; converting the throughput of the Myakka City platform into engineered substrate at meaningfully higher margins; the Myakka City facility becoming one of the few facilities in the United States capable of taking raw organic material through to precision-milled, specification-grade growing media in one location and replacing mined and imported inputs with locally produced substrate; the Company continuing to work with Mr. Jacobson on discussions with prospective bulk purchasers of the engineered substrate as commissioning advances; work under the new Frederick Derr & Company purchase order commencing in the third quarter of 2026; land clearing work commencing and the land clearing division moderating the seasonality of the Compost Sales segment’s materials sales over time; extending the Logistics segment’s profitability streak by growing utilization and margin on contracted activity; scaling sales of materials while ramping the land clearing division; internalizing a greater share of the Compost Sales segment’s transportation spend through the Company’s own Logistics fleet; the third quarter centering around the arrival and installation of the Microtec mill, with the revenue contribution from engineered substrate expected to follow commissioning; beginning to produce and sell locally produced engineered substrate and meaningfully expanding the segment’s product mix; moving beyond traditional waste-to-value operations and manufacturing engineered growing media with repeatable quality and defined specifications; and monetizing the Company’s portfolio of legacy real estate assets to fund its core platform. Forward-looking statements are based on assumptions and analyses made by management in light of historical experience, current conditions, and expected future developments. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to receive, install, and commission the Microtec UTM 1200 on the timeline anticipated, including shipping, customs, construction, and integration risks; the Company’s ability to scale throughput and expand its customer book; the Company’s ability to maintain adequate liquidity and working capital, including its ability to satisfy, extend, or refinance debt maturities, and to continue as a going concern; the Company’s ability to maintain its Nasdaq listing; the Company’s reliance on third-party technologies, partners, and customers; the availability and cost of feedstock and other inputs; market acceptance of engineered growing media and bulk materials products; general economic and market conditions, including those resulting from geopolitical events; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements except as required by law.

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